SECOND AMENDMENT TO
OPTICAL CABLE CORPORATION EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 14th day of March, 2014, by and between Optical Cable Corporation, a Virginia corporation, hereinafter called the "Corporation", and Neil D. Wilkin, Jr., hereinafter called the "Executive", and provides as follows:
WHEREAS, the Corporation and Executive entered into an Amended and Restated Employment Agreement as of the eleventh day of April, 2011, setting forth certain terms and conditions of Executive's continued employment by the Corporation (the "Amended and Restated Employment Agreement");
WHEREAS, the Amended and Restated Employment Agreement was amended as of December 18, 2012 in certain respects to comply with the requirements of Section 409A of the Internal Revenue Code and the regulations promulgated thereunder (the "Amendment");
WHEREAS, the Amended and Restated Employment Agreement must be further amended in certain respects to clarify the intention of the Corporation and its Compensation Committee and Executive regarding certain provisions of the Amended and Restated Employment Agreement;
WHEREAS, the parties have mutually agreed upon the following amendment to the Amended and Restated Employment Agreement;
NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and undertakings of the parties as set forth in the Amended and Restated Employment Agreement and in the Amendment, and as set forth herein, and other and good and valuable consideration, receipt of which is hereby acknowledged, the parties covenant and agree as follows:
1.    Section 6 of the Amended and Restated Employment Agreement, as amended, is modified to read in full as follows (in lieu of the current language of such section):
Section 6.    Bonuses.
Executive shall participate in executive bonus programs, as established from time to time by the Board of Directors, or an appropriate committee thereof. This includes participation in the Optical Cable Corporation annual Senior Leadership Team Annual Bonus Criteria (or similar program) each fiscal year. Executive will be provided with at least a 100% annual target bonus opportunity (as a percentage of annual base salary, as such annual base salary may have been increased from time to time) for any such annual executive bonus programs which, unless otherwise provided herein, is contingent on achievement of quantified corporate goals.
The Board of Directors, or an appropriate committee thereof, may increase, from time to time, Executive’s annual target bonus opportunity percentage, which will become the new minimum annual target bonus opportunity percentage for purposes of this Agreement; provided that the Board, or an appropriate committee thereof, has indicated in writing its intention for such increase to become the new minimum annual target bonus opportunity percentage. If requested by the Board of Directors, or an appropriate committee thereof, Executive may (but is not required to) temporarily consent to a lower annual target bonus opportunity for any given year; however, this shall not have the effect of modifying or changing the annual target bonus opportunity percentage as set forth in Section 6 for any year other than the year for which any such consent is given and further shall not have the effect of modifying or diminishing, whether in the year for which any such consent is given or otherwise, the payment or calculation of any other payment to which Executive otherwise is entitled under this Agreement, including without limitation under the provisions of Section 10.
2.    This Amendment may be executed in counterparts by Executive and the Corporation, which when taken together shall constitute the complete original Amendment and shall be fully enforceable, and a facsimile signature or electronically transmitted PDF image of a signature shall be deemed an original signature for purposes of executing this Amendment.
3.    Except as modified by this Amendment, the Amended and Restated Employment Agreement of April 11, 2011, as amended by the Amendment, shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by its duly authorized representative and Executive has hereunto set his hand and seal on the day and year first above written.
OPTICAL CABLE CORPORATION
By: /s/ Craig H. Weber_________________
Craig H. Weber
Chairman of the Compensation Committee of the Board of Directors

EXECUTIVE

/s/ Neil D. Wilkin, Jr.______________________
Neil D. Wilkin, Jr.

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